Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-82667, 2-86993, 2-97607, 33-8812, 33-8813, 33-15523, 33-15787, 33-28428, 33-33750, 33-54069, 333-43563, 333-47019, 333-71553, 333-80403, 333-88257, 333-48906, 333-62820, 333-102140, 333-104420, 333-104421 and 333-105032), on Form S-3 (Nos. 33-5044, 33-23450, 33-27505, 33-31388, 33-49820, 333-19025, 333-94889, 333-38564, 333-54014, 333-67772, 333-82988, 333-101122, 333-101779 and 333-106041) and on Form S-4 (Nos. 33-808, 33-15357, 33-53937, 333-21327, 333-47927, 333-36670, 333-84454 and 333-109329) of Baxter International Inc. of our report dated February 20, 2004, except for Note 1A which is as of August 9, 2004, relating to the financial statements, which appears in Exhibit 13 to this Form 10-K/A, which is incorporated in this Annual Report on Form 10-K/A. We also consent to the incorporation by reference of our report dated February 20, 2004, except for Note 1A which is as of August 9, 2004 relating to the financial statement schedule, which appears in this Form 10-K/A.

/S/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Chicago, Illinois

August 9, 2004